Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

dated as of

November 8, 2007

between

Golden Star Resources Ltd.

and

BMO Nesbitt Burns Inc.

as Lead Agent

REGISTRATION RIGHTS AGREEMENT, dated as of November 8, 2007 (this “Agreement”), by and between Golden Star Resources Ltd., a Canadian corporation (the “Company”), and BMO Nesbitt Burns Inc., as Lead Agent (the “Lead Agent”) pursuant to the Agency Agreement dated as of November 8, 2007 (the “Agency Agreement”) by and between the Company and the Lead Agent regarding the offering (the “Offering”) of 4.0% Convertible Senior Unsecured Debentures due November 30, 2012 (the “Debentures”) of the Company and the related subscription agreement to be entered into with each subscriber for such Debentures dated November 8, 2007 (each, a “Subscription Agreement,” and, collectively, the “Subscription Agreements”).

In order to induce the Lead Agent to enter into the Agency Agreement and subscribers to enter into the Subscription Agreements, the Company has agreed to provide the registration rights set forth in this Agreement.

The Company agrees with the Lead Agent, (i) for its benefit as Lead Agent and (ii) for the benefit of the beneficial owners from time to time of the Debentures and the beneficial owners from time to time of the Underlying Shares (as defined herein) (each of the foregoing a “Holder” and together the “Holders”), as follows:

1.0	DEFINITIONS

1.1. Capitalized terms used herein without definition shall have their respective meanings set forth in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)	“Additional Interest Amount” has the meaning set forth in Section 2.8 hereof.

(b)	“Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

(c)	“Agency Agreement” has the meaning set forth in the first paragraph hereof.

(d)	“Amendment Effectiveness Deadline” has the meaning set forth in Section 2.7 hereof.

(e)	“Business Day” means any day, except Saturday, Sunday or a statutory holiday in Toronto, Ontario or Denver, Colorado.

(f)	“Canadian Prospectus” has the meaning set forth in Section 2.1 hereof, including amendments to such Canadian Prospectus, all exhibits to and all materials incorporated by reference in such Canadian Prospectus.

(g)	“Canadian Securities Commissions” mean the securities commissions or similar regulatory bodies of each of the provinces of Canada other than Quebec.

(h)	“Common Shares” means common shares in the capital of the Company.

(i)	“Conversion Price” has the meaning assigned such term in the Indenture.

(j)	“Debentures” has the meaning set forth in the first paragraph hereof.

(k)	“Deferral Notice” has the meaning set forth in Section 3.8 hereof.

(l)	“Deferral Period” has the meaning set forth in Section 3.8 hereof.

(m)	“Effectiveness Deadline” has the meaning set forth in Section 2.1 hereof.

(n)

“Effectiveness Period” means (a) with respect to the U.S. Registration Statement, the period commencing on the first date that a U.S. Registration Statement is declared effective under the Securities Act and ending on the earliest of (i) the date when all of the Registrable Securities have been sold pursuant to the U.S. Registration Statement or Rule 144, (ii) the expiration of the holding period under Rule 144(k) under the

Securities Act, or any successor provision, or (iii) the date when all of the Registrable Securities have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise), and (b) with respect to the Canadian Prospectus, the period commencing on the date on which the Canadian Securities Commissions issue a final receipt for the Canadian Prospectus in accordance with the Securities Laws and ending on the day that is four months from the Issue Date.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(p)	“Filing Deadline” has the meaning set forth in Section 2.1 hereof.

(q)	“Holder” has the meaning set forth in the third paragraph of this Agreement.

(r)	“Indenture” means the Indenture dated as of November 8, 2007 between the Company and the Trustee, pursuant to which Debentures are being issued.

(s)	“Interest Payment Date” means each May 31 and November 30, commencing May 31, 2008.

(t)	“Issue Date” means the first date of original issuance of the Debentures.

(u)	“Lead Agent” has the meaning set forth in the first paragraph hereof.

(v)	“Material Event” has the meaning set forth in Section 3.8 hereof.

(w)	“Notice Holder” means, on any date, any Holder that has delivered a Selling Securityholder Notice and Questionnaire to the Company on or prior to such date.

(x)	“Prospectus” means a prospectus relating to the U.S. Registration Statement or the Canadian Prospectus, as applicable, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

(y)	“Record Holder” means with respect to any Interest Payment Date relating to any Debentures as to which any Additional Interest Amount has accrued, the registered holder of such Debenture on the November 15 or the May 15 immediately preceding the Interest Payment Date.

(z)	“Registrable Securities” means (a) with respect to the U.S. Registration Statement and any references to “Registrable Securities” to be sold thereunder, the Debentures until such Debentures have been converted into the Underlying Shares and, at all times subsequent to any such conversion, the Underlying Shares until, in the case of any such security: (A) the earliest of (i) the U.S. Registration Statement is declared effective under the Securities Act and the security is resold in accordance thereto, (ii) the expiration of the holding period that would be applicable thereto under Rule 144(k), or (iii) its sale to the public pursuant to Rule 144; and (B) the legend with respect to transfer restrictions required under the Indenture is removed or removable in accordance with the terms of the Indenture or such legend, as the case may be; and (b) with respect to the Canadian Prospectus and any references to “Registrable Securities” to be qualified for distribution thereunder, the Underlying Shares until, in the case of any such security: (C) the earliest of (i) its resale in accordance with the Canadian Prospectus, or (ii) the expiration of the holding period that would be applicable thereto under the Securities Laws and (D) the legend with respect to transfer restrictions required under the Indenture is removed or removable as a result of the event or circumstance described in either of the foregoing clauses (C)(i) or (ii) in accordance with the terms of the Indenture or such legend, as the case may be.

(aa)	“Registration Default” has the meaning set forth in Section 2.8 hereof.

(bb)	“Registration Default Period” has the meaning set forth in Section 2.8 hereof.

(cc)	“Registration Statement” has the meaning set forth in Section 2.1 hereof, including amendments to such Registration Statement, all exhibits and all materials incorporated by reference in such Registration Statement.

(dd)	“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(ee)	“SEC” means the United States Securities and Exchange Commission.

(ff)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

(gg)	“Securities Laws” means the securities legislation of each of the provinces of Canada other than Quebec and the rules and regulations thereunder and applicable published policy statements issued by the Canadian Securities Commissions.

(hh)	“Selling Securityholder Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Exhibit “C” to the Subscription Agreement.

(ii)	“Special Canadian Counsel” means Stikeman Elliott LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Lead Agent (which shall not be unreasonably withheld), be another nationally recognized Canadian law firm experienced in securities law matters designated by the Company.

(jj)	“Special U.S. Counsel” means Dorsey & Whitney LLP or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Lead Agent (which shall not be unreasonably withheld), be another nationally recognized U.S. law firm experienced in securities law matters designated by the Company.

(kk)	“Trustee” means Bank of New York Trust Company, N.A., the Trustee under the Indenture.

(ll)	“Underlying Shares” means the Common Shares into which the Debentures are convertible or issued upon any such conversion, including the additional Common Shares issuable upon a change of control where consideration is wholly or partially in cash.

(mm)	“U.S. Registration Statement” has the meaning set forth in Section 2.1 hereof, including amendments to such U.S. Registration Statement, all exhibits and all materials incorporated by reference in such Registration Statement.

1.2. For purposes of determining Holders of a majority of the Registrable Securities under this Agreement, Holders of Debentures shall be deemed to be the Holders of the number of Underlying Shares into which such Debentures are or would be convertible pursuant to the Indenture as of the date the determination is made.

2.0	REGISTRATION STATEMENT

2.1. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC or the Canadian Securities Commissions, the Company shall prepare and file or cause to be prepared and filed with the SEC a resale registration statement on Form S-3 (or such other form as may be reasonably determined by U.S. counsel to the Company) (a “U.S. Registration Statement”), and concurrently therewith, the Company shall prepare and file or cause to be prepared and filed with the Canadian Securities Commissions a short form prospectus (the “Canadian Prospectus”), in preliminary form, for the resale of the Registrable Securities (together the U.S. Registration Statement and the Canadian Prospectus are referred to as a “Registration Statement”). The Company shall use commercially reasonable efforts to file the Registration Statement as soon as practicable but in any event within forty-five (45) days after the Issue Date (the “Filing Deadline”). The Registration Statement as filed shall permit resales of the Registrable Securities by the Holders in accordance with the methods of distribution set forth in the Registration Statement. The Company shall use commercially reasonable efforts to cause the Registration Statement (in the case of Canada, a final Canadian Prospectus) to be declared effective under the Securities Act and the Securities Laws as promptly as is practicable, but in any event no later than the date that is ninety (90) days after the Issue Date (the “Effectiveness Deadline”).

2.2. The Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act and the Securities Laws, respectively, until the expiration of the Effectiveness Period (subject to the procedures described in Section 3 hereof).

2.3. The Company shall use commercially reasonable efforts to obtain additional listing approval of and list the Underlying Shares on the American Stock Exchange and to obtain conditional listing approval for and list the Underlying Shares on the Toronto Stock Exchange.

2.4. With respect to the U.S. Registration Statement, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to the date the U.S. Registration Statement is declared effective shall be named as a selling securityholder in the U.S. Registration Statement and the related Prospectus in such a manner as to permit such Holder to offer and sell the Registrable Securities in accordance with applicable law provided that such Holder shall have completed and delivered to the Company a Selling Securityholder Notice and Questionnaire. None of the Company’s current security holders (other than the Holders, in accordance with the prior sentence) have the right to include any of the Company’s securities in the Registration Statement.

2.5. If a Registration Statement covering re-sales of the Registrable Securities ceases to be effective or may not otherwise be used by the Holders for reasons other than those provided for in Section 3.8 at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall, during the remainder of the Effectiveness Period, use commercially reasonable efforts to, and in any event within thirty (30) days of such cessation of effectiveness or ability to use the Registration Statement, amend the Registration Statement in a manner reasonably expected to reinstate the ability to use the Registration Statement, or file an additional Registration Statement so that all Registrable Securities outstanding as of the date of such filing are covered by a Registration Statement. If a new Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the new Registration Statement to become effective as promptly as is practicable after such filing and to keep the new Registration Statement continuously effective until the end of the Effectiveness Period.

2.6. The Company shall amend and supplement the Prospectus and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement (including the Securities Laws in the case of the Canadian Prospectus and the Securities Act in the case of the U.S. Registration Statement) or file a new Registration Statement, if required by the Securities Act or the Securities Laws, or, in the case of the U.S. Registration Statement, any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 2.7 below.

2.7. With respect to the U.S. Registration Statement, each Holder may sell Registrable Securities pursuant to a U.S. Registration Statement and related Prospectus only in accordance with this Section 2.7 and Section 3.8. From and after the date the initial U.S. Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Selling Securityholder Notice and Questionnaire is delivered, and in any event upon the later of (x) twenty (20) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Selling Securityholder Notice and Questionnaire is delivered, or put into effect within twenty (20) Business Days of such delivery date:

(a)

if required by the Securities Act, file with the SEC a post-effective amendment to the U.S. Registration Statement or prepare and, if required by the Securities Act, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new U.S. Registration Statement or any other required document so that the Holder delivering such Selling Securityholder Notice and Questionnaire is named as a selling securityholder in a U.S. Registration Statement and the related Prospectus in such a manner as to permit such Holder to offer and sell the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to a U.S. Registration Statement or shall file a new U.S. Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment or new U.S. Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is forty-five (45) days after the date such post-effective amendment or new U.S. Registration Statement is required by this clause to be filed (the “Amendment Effectiveness Deadline”);

(b)	provide such Holder copies of any documents filed pursuant to Section 2.7(a); and

(c)	notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any new U.S. Registration Statement or post-effective amendment filed pursuant to Section 2.7(a);

provided that if such Selling Securityholder Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Selling Securityholder Notice and Questionnaire and shall take the actions set forth in clauses (a), (b) and (c) above upon expiration of the Deferral Period in accordance with Section 3.8. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any U.S. Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline shall be extended by ten (10) Business Days from the expiration of a Deferral Period.

2.8. The parties hereto agree that the Holders of Registrable Securities will suffer damages and that it would not be feasible to ascertain the extent of such damages with precision, if:

(a)	the Company has failed to perform its obligations set forth in the first sentence of Section 2.1 hereof on or prior to the Filing Deadline; or

(b)	a Registration Statement has not been declared effective under the Securities Act or the Securities Laws on or prior to the Effectiveness Deadline.

Each event described in any of the foregoing clauses (a) and (b) is individually referred to herein as a “Registration Default.” For purposes of this Agreement, each Registration Default set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Registration Default by Clause	Beginning Date	Ending Date
(a)	Filing Deadline	the date a Registration Statement is filed

(b)	Effectiveness Deadline	the date a Registration Statement becomes effective under the Securities Act and/or the Securities Laws

Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (a “Registration Default Period”), the Company shall be required to pay to Record Holders of Registrable Securities in respect of each day in the Registration Default Period additional interest in respect of any Debentures, at a rate per annum equal to an additional one-half of one percent (0.5%) of the aggregate principal amount of such Debentures (the “Additional Interest Amount”). Notwithstanding the foregoing, no Additional Interest Amount shall accrue as to any Debenture from and after the date such security is no longer a Registrable Security. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults.

The Additional Interest Amount shall accrue from the first day of the applicable Registration Default Period, and shall be payable on each Interest Payment Date during the Registration Default Period (and on the Interest Payment

Date next succeeding the end of the Registration Default Period if the Registration Default Period does not end on a Interest Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided that any Additional Interest Amount accrued with respect to any Debenture or portion thereof purchased by the Company on a repurchase date or converted into Underlying Shares on a conversion date prior to the Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for purchase or conversion on the applicable repurchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), unless the repurchase date or conversion date, as the case may be, falls after May 15 or November 15 and on or prior to the corresponding Interest Payment Date. The Lead Agent shall be entitled, on behalf of registered holders of Debentures, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Additional Interest Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which additional interest are expressly provided shall be such additional interest. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

2.9. All of the Company’s obligations set forth in Section 2.8 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8.11).

2.10. The parties hereto agree that the additional interest provided for in Section 2.8 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Registration Statement to be filed or declared effective in accordance with the provisions hereof.

3.0	REGISTRATION PROCEDURES

In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

3.1. Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC or the Canadian Securities Commissions, furnish to the Lead Agent and the Special Canadian Counsel and Special U.S. Counsel of such offering, if any, copies of all such documents proposed to be filed at least five (5) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.

3.2. Subject to Section 3.8, prepare and file with the SEC in the case of a U.S. Registration Statement and the Canadian Securities Commissions in the case of a Canadian Prospectus such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to the Securities Act and the Securities Laws; and use its best efforts to comply with the provisions of the Securities Act and the Securities Laws applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

3.3. As promptly as practicable give notice to the Notice Holders, the Lead Agent, the Special U.S. Counsel and the Special Canadian Counsel:

(a)	when any Prospectus, prospectus supplement, amended Canadian Prospectus or post-effective amendment to a Registration Statement has been filed with the SEC or the Canadian Securities Commissions and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has been declared effective;

(b)	of any request, following the effectiveness of the initial Registration Statement under the Securities Act and the Securities Laws, by the SEC or any Canadian Securities Commission or any other federal, state or provincial governmental authority, for amendments or supplements to any Registration Statement or related Prospectus or for additional information;

(c)	of the issuance by the SEC, the Canadian Securities Commissions or any other federal, state or provincial governmental authority of any stop order or similar order under the Securities Act or the Securities Laws suspending the effectiveness of, or a Holder’s ability to otherwise use, any Registration Statement or the initiation or threatening of any proceedings for that purpose;

(d)	of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)	of the occurrence of, but not the nature of or details concerning, a Material Event; and

(f)	of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC or an amended Canadian Prospectus will be filed with the Canadian Securities Commissions, which notice may, at the discretion of the Company (or as required pursuant to Section 3.8) state that it constitutes a Deferral Notice, in which event the provisions of Section 3.8 shall apply.

3.4. Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of, or a Holder’s ability to otherwise use, a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder and the Lead Agent of the withdrawal of any such order.

3.5. As promptly as practicable furnish to each Notice Holder, the Special U.S. Counsel, the Special Canadian Counsel and the Lead Agent, upon request and without charge, at least one conformed copy of each Registration Statement and any amendment thereto, including exhibits, and will make available electronic versions of all documents incorporated or deemed to be incorporated therein by reference.

3.6. During the Effectiveness Period, deliver to each Notice Holder, the Special U.S. Counsel, the Special Canadian Counsel, and the Lead Agent, in connection with any sale of Registrable Securities pursuant to a U.S. Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

3.7. Prior to any public offering of the Registrable Securities pursuant to a U.S. Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special U.S. Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Selling Securityholder Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to a U.S. Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the U.S. Registration Statement and the related Prospectus; provided that the Company will not be required to (a) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (b) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

3.8. Upon (A) the issuance by the SEC or the Canadian Securities Commissions of a stop order or similar order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act or similar proceedings by the Canadian Securities Commissions relating to the Canadian Prospectus, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, the Company shall:

(a)	in the case of clause (B) above, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or an amended Canadian Prospectus or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a U.S. Registration Statement, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable; and

(b)	give notice to the Notice Holders and the Special U.S. Counsel that the availability of a Registration Statement is suspended (a “Deferral Notice”).

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3.8 to suspend the availability of a Registration Statement or any Prospectus no more than once in any three month period or three times in any twelve month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed thirty (30) days; provided that the aggregate duration of any Deferral Periods shall not exceed thirty (30) days in any three month period (or sixty (60) days in any three month period in the event of a Material Event pursuant to which the Company has delivered a second notice as required below) or ninety (90) days in any 12 month period; provided that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may deliver to Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional thirty (30) days, or such shorter period of time as is specified in such second notice.

3.9. If requested in writing in connection with a disposition of Registrable Securities pursuant to a U.S. Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the Securities Act and exercising rights under this Agreement and shall be kept confidential by such persons, unless (a) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (b) in the opinion of Special U.S. Counsel, disclosure of such information is required by law (including any disclosure requirements pursuant to the Securities Act in connection with the filing of any U.S. Registration Statement or the use of any prospectus referred to in this Agreement), (c) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (d) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the U.S. Special Counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.

3.10. The Company shall comply with all applicable rules and regulations of the SEC and the Canadian Securities Commissions in all material respects and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall be made available no later than forty-five (45) days after the end of the 12-month period or ninety (90) days if the 12-month period coincides with the fiscal year of the Company.

3.11. Use its best efforts to cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least one Business Day prior to any sale of such Registrable Securities; and to cause its legal counsel to deliver to the Trustee or the transfer agent for the Common Shares such legal opinions as may be required to effect the purposes hereof; provided that such legal counsel may, as to any fact known to the Notice Holder that forms a basis for the opinion, rely conclusively on a certificate provided by such Notice Holder, and shall be entitled to withhold its opinion in the absence of a certificate satisfactory to it regarding such factual matters.

3.12. Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Shares with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company and/or CDS Clearing and Depository Services Inc.

3.13. Use its best efforts to cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

3.14. Upon (a) the filing of the initial Registration Statement and (b) the effectiveness of the initial Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

4.0	HOLDER’S OBLIGATIONS

4.1. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a U.S. Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Selling Securityholder Notice and Questionnaire as required pursuant to 2.4 hereof (including the information required to be included in such Selling Securityholder Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to maintain the accuracy of the information previously furnished to the Company by such Notice Holder and to provide any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

4.2. Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3.8, or until it is advised in writing by the Company that the Prospectus may be used again for the resale of Registrable Securities.

4.3. In the event of a sale of Registrable Securities by the Holder under the Registration Statement, if requested by the Company, the Holder shall deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached here to as Exhibit A.

5.0 REGISTRATION EXPENSES

5.1. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special U.S. Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (c) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (d) the fees and disbursements of counsel for the Company in connection with any Registration Statement, (e) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Shares, and (f) the reasonable fees and disbursements of Special U.S. Counsel and Special Canadian Counsel up to a maximum of $25,000 for legal fees under this Agreement. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay any broker’s commission, agency fee or underwriter’s discount or commission, and any taxes payable under applicable law, in connection with the sale of the Registrable Securities under a Registration Statement.

6.0 INDEMNIFICATION AND CONTRIBUTION

6.1. The Company agrees to indemnify and hold harmless each Notice Holder, each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Notice Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses (other than loss of profits), claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company by such Holder expressly for use therein. In no event shall the liability of the Company hereunder to any Notice Holder be greater in amount than the dollar amount of the proceeds received by the Company upon the original sale of the Debentures to such Notice Holder.

6.2. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its affiliates and their directors, its officers who sign any Registration Statement and each person, if any, who controls the

Company or an affiliate (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company by such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

6.3. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6.1 or 6.2 hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification hereunder in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would in the opinion of such counsel, present actual or potential conflicting interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6.1, the Holders of a majority (with Holders of Debentures deemed to be the Holders, for purposes of determining such majority, of the number of Underlying Shares into which such Debentures are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6.1 and, in the case of parties indemnified pursuant to Section 6.2, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

6.4. To the extent that the indemnification provided for in Section 6.1 or 6.2 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Agency Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights under this Agreement for the Registrable Securities and the proceeds of sale of the Registrable Securities. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6.4 are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6.4, no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay under this Section 6. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.5. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Agency Agreement or otherwise.

6.6. The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (c) the sale of any Registrable Securities by any Holder.

7.0	INFORMATION REQUIREMENTS

7.1. The Company covenants that, if at any time before the end of the Effectiveness Period, the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Shares) under the Exchange Act.

8.0 MISCELLANEOUS

8.1. No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement granting registration rights that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

8.2. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Shares constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding Underlying Shares into which such Debentures are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company and the Lead Agent, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect in any material respect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8.2 whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

8.3. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier or by first-class mail, return receipt requested, and shall be deemed given (a) when made, if made by hand delivery, (b) upon confirmation, if made by telecopier, (c) one Business Day after being deposited with such courier, if made by overnight courier or (d) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(a)	if to a Holder, at the most current address given by such Holder to the Company in a Selling Securityholder Notice and Questionnaire or any amendment thereto;

(b)	if to the Company, to:

Golden Star Resources Ltd.

10901 West Toller Drive, Suite 300

Littleton, Colorado 80127

Attention: Chief Financial Officer

Telecopy No.: (303) 830-9094

with copies to:

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Attention: Michelle Shepston, Esq.

Telecopy No.: (303) 893-1379

and

Fasken Martineau DuMoulin LLP

66 Wellington Street West

Suite 4200, Toronto Dominion Bank Tower

Box 20, Toronto Dominion Bank Tower

Toronto, Ontario M5K 1N6

Attention: John M. Sabetti, Esq.

Telecopy No.: (416) 364-7813

if to the Lead Agent, to:

BMO Nesbitt Burns Inc.

1 First Canadian Place

Toronto, Ontario M5X 1H3

Attention: Elizabeth Wademan

Telecopy No.: (416) 359-4459

with copies to:

Dorsey & Whitney LLP

370 - 17th Street, Suite 4700

Denver, Colorado 80202

Attention: Kenneth G. Sam, Esq.

Telecopy No.: (303) 629-3450

and

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario

Canada M5L 1B9

Attention: Maurice Swan, Esq.

Telecopy No.: (416) 947-0866

or to such other address as such person may have furnished to the other persons identified in this Section 8.3 in writing in accordance herewith.

8.4. Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Lead Agent or subsequent Holders if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

8.5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

8.6. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

8.7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE THEREIN.

8.9. Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

8.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Agency Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

8.11. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for additional interest under Section 2.8 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

8.12. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (a) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Fasken Martineau DuMoulin LLP (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Registrable Securities, that may be instituted in any federal or provincial court in the City of Toronto, Province of Ontario, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (b) submits to the jurisdiction of any such court in any such suit or proceeding, and (c) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Chief Executive Officer at its principal office in Littleton, Colorado), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect during the Effectiveness Period.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GOLDEN STAR RESOURCES LTD.

By:	/s/ Thomas Mair
Name: Thomas Mair
Title: Authorized Person

Confirmed and accepted as of the date first above written:

BMO NESBITT BURNS INC.

By:	/s/ Peter Collibbee
Name: Peter Collibbee
Title: Authorized Person

EXHIBIT A

CERTIFICATE OF SUBSEQUENT SALE

[Transfer Agent]

[Address]

Attention: [_____]

Golden Star Resources Ltd.

10901 West Toller Drive, Suite 300

Littleton, Colorado 80127

Attention: Chief Financial Officer

Telecopy No.: (303) 830-9094

Re:	Sale of Registrable Securities of Golden Star Resources Ltd. (the “Company”) pursuant to the Company’s Prospectus, dated ___________, 2007 (the “Prospectus”)

Ladies and Gentlemen:

The undersigned hereby certifies, in connection with the transfer of Registrable Securities of the Company included in the table of Selling Securityholders in the Prospectus, that the undersigned has sold the number of the Company’s Registrable Securities indicated below pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus, and that such sale complies with all applicable securities laws, including, without limitation, any applicable Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Securityholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Number of Securities Sold:

Date of Sale:

Very truly yours,

Dated:

Print Full Legal Name of Selling Shareholder or Nominee

By:

Name:

Title: